Exhibit 99.1

Vinco Ventures, Inc. Reports First Quarter 2022 Financial Results

Fairport, NY, May 23, 2022 (GLOBE NEWSWIRE) — Vinco Ventures, Inc. (NASDAQ:BBIG), a digital media, advertising and content technologies holding company (“Vinco Ventures,” “Vinco,” or the “Company”), today announced its results for the first quarter ended March 31, 2022.

“Vinco continues to execute our plan to grow into a global content driven ecosystem focused on our core pillars: enrich our communities as we engage, endorse and entertain,” said Vinco CEO Lisa King. “During the first quarter of 2022, we completed our acquisition of AdRizer, which represents one of the core pillars of our strategy to monetize traffic throughout the digital media spectrum and across the Vinco ecosystem. Also, during the quarter we continued our efforts to promote and expand the user base of our Lomotif app and related digital properties as we livestreamed Shaq’s Fun House event in February and the Okeechobee Music Festival in March. Live events like these allow Lomotif users around the world to enjoy distinctive, real-time events and enhance our efforts to engage, endorse, and entertain across platforms. I am very pleased with the progress we made during the quarter.”

Operational Highlights:

●	Vinco Ventures completed the acquisition of AdRizer LLC, a provider of technology solutions that automate the use of artificial intelligence for digital advertising analytics and programmatic media buying, on February 11, 2022, for consideration consisting of $38 million in cash paid at closing and up to 10 million shares of common stock of the Company issuable on January 1, 2024, with certain leak-out restrictions.

●	Live-streamed the Okeechobee Music and Arts Festival on March 3-6, 2022 on the Lomotif platform. Over the three-day festival, the live stream registered 7.2 million active users on Lomotif according to Google Analytics and generated 16 million visitors on Lomotif media sites. Lomotif for the first time broke into the top 50 downloaded social apps in the U.S. market in the Apple Store alone during the festival, boosting our effort to expand in the U.S. market. Of the 7.2 million users who streamed the concert, 86% of the traffic came from YouTube through the Company’s AdRizer platform promoting the festival.

●	Live-streamed Shaquille O’Neal’s Big Game Weekend Party “Shaq’s Fun House” on the Lomotif platform via an exclusive distribution arrangement with Insomniac, a producer of top music festivals and events.

●	The Company set a Record Date of May 18, 2022, for its planned spin-off of Cryptyde with the expected Distribution Date of May 27, 2022.

First Quarter 2022 Financial Highlights:

●	Revenue increased 349.7% from the first quarter of 2021 to $11.5 million reflecting the impact of the inclusion of AdRizer from its acquisition date of February 11, 2022.

●	Cash, cash equivalents, and restricted cash totaled $210.8 million at March 31, 2022.

●	Unrestricted cash at March 31, 2022 of $130.8 million.

●	Selling, general and administrative expenses from continuing operations were $26.8 million compared to $11.7 million in first quarter of 2021, an increase of $15.1 million. Of this increase, $10.4 million was due to higher legal, professional and transaction costs primarily associated with the Company’s acquisition of AdRizer. The remaining increase reflects the expanded size and scope of the Company since the first quarter of 2021, including an increase of $4.4 million in advertising, marketing and promotion costs as the Company continues to invest in building market awareness of Lomotif, and an increase of $5.2 million in compensation costs, which reflects the increase in headcount over the past year as the Company has grown internally and through the acquisition of AdRizer as well as the consolidation of the compensation costs of Lomotif since July 2021.

●	Total other income and expenses in the first quarter of 2022 were a net expense $352.9 million as compared to a net expense of $51.5 million in the first quarter of 2021. Similar to recent quarters, the significant increase in net other expense is due to the impact of the requirement that the Company classify its warrants to purchase shares of its common stock as a liability upon issuance on its consolidated balance sheets as these warrants are a free-standing financial instrument that may require the Company to transfer consideration upon exercise. Each warrant is initially recorded at fair value on the date of issuance using the Monte-Carlo simulation pricing model and subsequently re-measured to fair value at each subsequent balance sheet date. Losses on issuance and changes in fair value of outstanding warrants are recognized as a component of net other income (expense) in the consolidated statement of operations and comprehensive loss. The Company will continue to adjust the liability for changes in fair value until the earlier of the exercise or expiration of the warrants. During the first quarter of 2022, loss on issuances of warrants was $243.7, while the change in in fair value of the Company’s liability for its outstanding warrants as of March 31,2022 resulted in an expense of $86.9 million.

●	Net loss in first quarter 2022 was $372.9 million, or ($3.05) per basic and diluted share, compared to a net loss of $62.5 million, or ($3.28) per basic and diluted share in the first quarter of 2021. The increase in net loss primarily resulted from the impact of the net other expense of $330.6 million resulting from the warrant accounting requirements described above which accounted for 87% of the Company’s net loss in the first quarter of 2022 as well as transaction costs associated with the Company’s acquisition of AdRizer. Otherwise, the Company’s loss reflects the increase in the size and scope of the Company as it focuses on building its global digital media business.

Vinco Ventures, Inc. First Quarter 2022 Conference Call

Event Date: May 23, 2022

Event Time: 4:30 PM Eastern Standard Time

The audio conference call can be accessed through:

1- 877-407-2991 (U.S. participants)
1- 201-389-0925 (International participants)

A live and archived webcast presentation will be available at: https://investors.vincoventures.com/.

Conference Replay:

A teleconference replay will be available until May 30, 2022.
1- 877-660-6853 (U.S. participants)
1-201-612-7415 (International participants)
Passcode: 13730262

Vinco Ventures, Inc. and Subsidiaries

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	March 31, 2022	December 31, 2021

Assets*
Current assets:
Cash and cash equivalents	$130,779,948	$87,612,176
Restricted cash - short term	-	100,000,000
Short-term investments	220,000	178,000
Accounts receivable, net	9,117,096	1,124,421
Inventory, net	447,636	475,666
Prepaid expenses and other current assets	10,659,851	10,403,401
Loans held-for-investment- current portion	11,600,000	3,950,000
Due from related party	19,600,584	15,997,803
Total current assets	182,425,115	219,741,467

Restricted cash long-term	80,000,000	-
Property and equipment, net	1,785,226	1,376,751
Right of use assets, net	133,310	168,914
Loan held-for-investment	750,000	250,000
Loan held-for-investment - related parties	13,500,000	20,500,000
Intangible assets, net	39,009,383	40,525,453
Goodwill	180,419,932	121,580,144
Cost method investments	1,000,000	1,000,000
Other assets	1,655,742	-
Total assets	$500,678,709	$405,142,729

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$11,554,079	$6,105,963
Accrued expenses and other current liabilities	10,600,949	19,516,308

Current portion of operating lease liabilities	77,231	100,733
Current portion of convertible notes payable, net of debt issuance costs of $13,343,030 and $68,911,823, respectively	19,769,795	44,238,177
Current portion of notes payable	-	15,530
Current portion of notes payable - related parties	112,835	112,835
Total current liabilities	42,114,889	70,089,546

Operating lease liabilities, net of current portion	58,713	70,514
Convertible notes payable - related parties, net of current portion	2,500,000	2,500,000
Notes payable -related parties, net of current portion	108,923	121,037
Convertible notes payable, net of current portion, net of debt issuance costs of $35,491,435 and $0, respectively.	44,399,079	-
Derivative liability	429,167,462	198,566,170
Deferred tax liability	108,420	108,420
Deferred acquisition purchase price	23,250,000	-
Total Liabilities	$541,707,486	$271,455,687

Commitments and contingencies (Note 14)

Stockholders’ equity (deficit)
Common stock, $0.001 par value, 250,000,000 shares authorized; 188,052,593 and 150,118,024 shares issued and outstanding as of March 31, 2022 and December 31, 2021, respectively	$188,053	$150,118
Additional paid-in capital	1,053,407,146	850,096,635
Accumulated deficit	(1,109,769,797)	(736,821,840)
Total stockholders’ equity (deficit) attributable to Vinco Ventures, Inc.	(56,174,598)	113,424,913
Noncontrolling interest	15,145,821	20,262,129
Total stockholders’ equity (deficit)	(41,028,777)	133,687,042
Total liabilities and stockholders’ equity (deficit)	$500,678,709	$405,142,729

Vinco Ventures, Inc. and Subsidiaries

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended March 31,		Period over Period Change
	2022	2021	$	%
Revenue
Consumer products	$3,757,552	$2,153,306	$1,604,246	74.5%
Digital advertising and media revenue	7,726,369	350,566	7,375,803	2104.0%
Royalty income	50,898	61,290	(10,392)	-17.0%
Total revenue, net	11,534,819	2,565,162	8,969,657	349.7%

Cost of revenues
Packaging products	3,156,993	1,393,063	1,763,930	126.6%
Digital advertising and media revenue	7,776,663	260,318	7,516,345	2887.4%
	10,933,656	1,653,381	9,280,275	561.3%

Gross profit	601,163	911,781	-310,618	-34.1%
Gross profit %	5.2%	35.5%	-30.3%	-85.3%

Selling, general and administrative costs
Compensation, benefits and payroll taxes	$5,763,122	$500,033	$5,263,089	1052.5%
Depreciation and amortization	1,590,209	424,033	1,166,175	275.0%
Stock based compensation	1,143,445	8,697,502	(7,554,057)	-86.9%
Advertising, marketing and promotions	4,636,246	269,960	4,366,287	1617.4%
Legal,professional fees, and transaction costs	11,764,602	1,414,391	10,350,211	731.8%
Selling, general and administrative costs	1,900,483	354,961	1,545,523	435.4%

Total selling, general and administrative costs	$26,798,107	$11,660,880	$15,137,227	129.8%

Other income (expense)
Interest expense, net	(22,427,461)	(12,694,933)	(9,732,528)	76.7%
Loss on issuance of warrants	(243,681,478)	(75,156,534)	(168,524,944)	224.2%
Change in fair value of warrant liability	(86,948,858)	36,381,542	(123,330,400)	-339.0%
Other income (expense)	149,594	(44,296)	193,890	-437.7%

Total other income (expense)	$(352,908,203)	$(51,514,221)	$(301,393,982)	585.1%

Loss before income taxes	$(379,105,147)	$(62,263,320)	$(316,841,827)	508.9%
Income tax expense	-	-	-
Net loss	(379,105,147)	(62,263,320)	(316,841,827)	508.9%

Net (loss) income attributable to noncontrolling interests	(6,157,190)	28,034	(6,185,224)	-22063.3%
Net loss attributable to Vinco Ventures, Inc. from continuing operations	(372,947,957)	(62,291,354)	(310,656,603)	498.7%
Net Loss from discontinued operations	-	(178,200)	178,200	-100.0%

Net loss attributable to Vinco Ventures, Inc.	$(372,947,957)	$(62,469,554)	$(310,478,403)	497.0%

Net loss attributable to Vinco Ventures, per share	-	-
Net loss per share- continuing operations	$(3.05)	$(3.28)	$0.23	-6.9%

Weighted Average Number of Common Shares Outstanding -basic and diluted	122,176,851	19,055,006	103,121,845	541.2%

Vinco Ventures, Inc. and Subsidiaries

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	For the Three Months Ended March 31,
	2022	2021
Cash Flow from Operating Activities
Net loss attributable to Vinco Ventures, Inc.	$(372,947,957)	$(62,291,354)
Net (loss) income attributable to noncontrolling interest	(6,157,190)	28,034
Net loss	(379,105,147)	(62,263,320)
Adjustments to reconcile net loss to net cash provided by operating activities:
Discontinued operations	-	(178,200)
Amortization of financing costs	22,260,697	445,541
Share-based compensation	1,143,445	12,418,930
Depreciation and amortization	1,608,691	8,697,502
Amortization of right of use asset	35,604	24,163
Change in fair value of short-term investment	42,000	70,000
Loss on issuance of warrants	243,681,478	75,156,534
Change in fair value of warrant liability	86,948,858	(36,381,542)
Changes in assets and liabilities:
Accounts receivable	(2,428,136)	(494,130)
Inventory	28,030	(215,717)
Prepaid expenses and other assets	(5,384,663)	139,635
Accounts payable	(1,835,876)	(804,282)
Accrued expenses and other liabilities	(9,009,264)	(755,224)

Net Cash used in Operating Activities	(42,014,284)	(4,140,110)

Cash Flows from Investing Activities
Issuance of loans held-for-investment-related parties	-	(5,000,000)
Issuance of loans held-for-investment	(500,000)	(7,000,000)
Purchases of property and equipment	(326,563)	(18,228)
Purchase of intangible assets	-	-
Acquisition of business, net of cash acquired (Note 3)	(34,850,576)	-
Net Cash used in Investing Activities	(35,677,139)	(12,018,228)

Cash Flows from Financing Activities
Net repayments under line of credit	-	(379,333)
Net (repayments) borrowings under convertible notes payable	(150,000)	19,720,000
Net borrowings under notes payable	-	73,000
Net repayments under notes payable	(27,644)	(2,141,782)
Net repayments under notes payable - related parties	-	(659,999)
Fees paid for financing costs	-	(122,762)
Net proceeds from exercise of warrants	101,036,839	1,690,604
Net proceeds from issuance of common stock	-	3,255,000

Net Cash provided by Financing Activities	100,859,195	21,434,728
Net Increase in Cash and Cash Equivalents	23,167,772	5,276,390
Cash and Cash Equivalents - Beginning of Period	187,612,176	249,356
Cash and Cash Equivalents - End of Period	$210,779,948	$5,525,746

About Vinco Ventures

Vinco Ventures, Inc. (Nasdaq: BBIG) is a digital media, advertising and content technologies holding company. Vinco Ventures’ consolidated subsidiary, ZVV Media Partners, LLC, a joint venture of Vinco Ventures and ZASH Global Media and Entertainment Corporation, has an 80% ownership interest in Lomotif Private Limited. Vinco Venture owns 100% of Adrizr LLC and 51% of PZAJ Holdings, LLC. For more information visit https://investors.vincoventures.com/

About Lomotif

Lomotif is a video-sharing social networking platform that is democratizing video creation. A home for creators since 2014, Lomotif hosts a grassroots social community with dedicated users in Asia, Latin America and the United States. Lomotif is 80% owned by ZVV Media Partners, LLC, a joint venture of ZASH Global Media and Entertainment Corporation and Vinco Ventures, Inc. (Nasdaq: BBIG). Download the Lomotif app from Apple and Google stores or visit www.lomotif.com for more information.

About Cryptyde

Cryptyde, Inc. (anticipated: TYDE), is focused on leveraging blockchain technologies to disrupt consumer facing industries.

Forward-Looking Statements and Disclaimers

This press release contains “forward-looking statements” as defined in the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, which are based upon beliefs of, and information currently available to, Vinco Ventures’ management as well as estimates and assumptions made by Vinco Ventures’ management. These statements can be identified by the fact that they do not relate strictly to historic or current facts. When used in this presentation the words “estimate,” “expect,” “intend,” “believe,” “plan,” “anticipate,” “projected,” and other words or the negative of these terms and similar expressions as they relate to the applicable company or its management identify forward-looking statements. Such statements reflect the current view of Vinco Ventures with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to Vinco Ventures and its subsidiaries and consolidated variable interest entities including Lomotif, their industry, financial condition, operations and results of operations. Such factors include, but are not limited to, the expected benefits from Vinco Ventures’ investments in Lomotif and related growth initiatives and strategies such as the blended media, cross-platform distribution strategy, the expected benefits of Lomotif’s participation in and sponsorship of live entertainment events, the expected benefits from acquisition of AdRizer and planned integration of the AdRizer technology with Lomotif and Honey Badger and synergies between AdRizer, Lomotif and Honey Badger, uncertainties as to the completion and timing of the spin-off of Cryptyde, the failure to satisfy any conditions to complete the spin-off as specified in the Form 10, the expected tax treatment of the spin-off and the impact of the spin-off on the businesses of Vinco Ventures and Cryptyde, the expected benefits for Vinco Ventures, its shareholders and Cryptyde from the recent injection of businesses and assets into Cryptyde and the spin-off, the regulatory risks with the NFT and blockchain business lines and such other risks and uncertainties described more fully in documents filed by Vinco Ventures and Cryptyde with or furnished to the Securities and Exchange Commission, including the risk factors discussed in Vinco Ventures’ Annual Report on Form 10-K for the period ended December 31, 2021 filed on April 15, 2022 and Quarterly Report on Form 10-Q for the period ended March 31, 2022 filed on May 23, 2022, as well as Cryptyde’s Amendment No. 2 of Form 10 filed on March 18, 2022, which are available at www.sec.gov. Should one or more of these risks or uncertainties materialize, or the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended, or planned. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, performance, or achievements. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

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Investor Relations

Monica Gould

212-871-3927

Gregory McNiff

415-217-4963

investors@vincoventures.com